Exhibit 99.1

Laser Photonics Announces Closing of Exercise of Warrants for $1.5 Million Gross Proceeds

ORLANDO, FLORIDA / March 17, 2026 / Laser Photonics Corporation (NASDAQ:LASE) (the “Company”), a global leader in laser systems for industrial and defense applications, today announced the closing of its previously announced exercise of certain outstanding warrants to purchase up to an aggregate of 1,373,630 shares of common stock of the Company originally issued in September 2025, having an exercise price of $3.40 per share, at a reduced exercise price of $1.08 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-290875). The gross proceeds to the Company from the exercise of the warrants were approximately $1.5 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company issued new unregistered Series A-3 warrants to purchase up to 1,373,630 shares of common stock and new unregistered Series A-4 warrants to purchase up to 1,373,630 shares of common stock. The new warrants have an exercise price of $1.08 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants. The Series A-3 new warrants will expire five years after the later of (i) the date of stockholder approval and (ii) the effective date of the Resale Registration Statement (as defined below) and the Series A-4 new warrants will expire eighteen months after the later of (x) the date of stockholder approval and (y) the effective date of the Resale Registration Statement.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Laser Photonics Corporation

Laser Photonics Corporation (NASDAQ:LASE) is a global leader in laser systems for industrial and defense applications. The Company develops and manufactures advanced laser technologies used in cleaning, surface preparation, and precision material processing across demanding operating environments. Laser Photonics serves a broad range of end markets, including defense and government, aerospace, energy, maritime, automotive, and advanced manufacturing. Through a combination of internal development, strategic acquisitions, and partnerships, the Company continues to expand its product portfolio and address new applications where performance, efficiency, and environmental considerations are critical. For more information, please visit https://laserphotonics.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements regarding the receipt of stockholder approval and the intended use of net proceeds from the offering. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2024. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

Investor Relations Contact:

Lucas A. Zimmerman & Ian Scargill

MZ Group – MZ North America

(262) 357-2918

LASE@mzgroup.us

www.mzgroup.us